UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2010

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2000 W. Sam Houston
Pkwy. S., Suite 1700
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 4, 2010, the Board of Directors of the Company amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide that stockholders must generally provide notice of a proposal or nomination of a person for election to the Board at any annual meeting not earlier than the 120th day, and not later than the 90th day, prior to the anniversary of the preceding year’s annual meeting. If the annual meeting is held more than 30 days before or 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which the Company first makes public announcement of the date of the meeting. For director nominations to be properly brought before a special meeting of stockholders at which directors are to be elected, a stockholder must give notice thereof not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. Stockholders seeking to submit a nomination or proposal for consideration at a meeting of stockholders are required to provide additional detailed information with respect to their record and beneficial ownership of the Company’s stock, as well as information regarding the nominees or other business the stockholder proposes to bring before a meeting of the stockholders.

The Board of Directors of the Company also amended the Bylaws to require that a nominee for election or reelection as a director of the Company must deliver to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made, and a written representation and agreement that such person (A) is not and will not become a party to (1) any voting commitment that has not been disclosed to the Company or (2) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) would be in compliance, if elected as a director of the Company, and will comply with Section 2.3 (Restriction on Nationality) and Section 2.16 (Director Tenure) of the Bylaws and all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company publicly disclosed from time to time.

Section 2.3 of the Company’s Bylaws provides that at least two thirds of the Board of Directors must be citizens of the United States within the meaning of the Federal Aviation Act.  The Board of Directors of the Company amended Section 2.3 of the Company’s Bylaws to provide that a person that is not a citizen of the United States is not  eligible for nomination or election as a director if such person’s election, together with the election of any incumbent directors that are not U.S. Citizens and are candidates for election as a Directors at the same time, would cause less than two-thirds of the Company’s directors to be citizens of the United States.

The description of the amendments contained herein is qualified in its entirety by the complete text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and incorporated by reference into this item.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2010

BRISTOW GROUP INC. (Registrant)
By:	/s/ Randall A. Stafford
Randall A. Stafford
Sr. Vice President and General Counsel, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws of the Company.